MANHATTAN ASSOCIATES, INC.
2300 Windy Ridge Parkway, Suite 700
Atlanta, Georgia 30339
(770) 955-7070

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2004

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Manhattan Associates, Inc. (the “Company”) will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, at 9:00 a.m., Atlanta, Georgia time, on Friday, May 21, 2004 (the “Annual Meeting”), to consider and act upon:

1.	the election of two directors to the Company’s Board of Directors;

2.	a proposal to ratify the selection of independent auditors for the Company’s current fiscal year; and

3.	such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 31, 2004, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ David K. Dabbiere
Secretary

April 26, 2004
Atlanta, Georgia

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

MANHATTAN ASSOCIATES, INC.
2300 Windy Ridge Parkway, Suite 700
Atlanta, Georgia 30339
____________________

Proxy Statement
_____________________

Annual Meeting of Shareholders
To Be Held May 21, 2004

_______________________________

INFORMATION CONCERNING SOLICITATION AND VOTING

Shareholders Meeting

     This Proxy Statement and the enclosed proxy card (“Proxy”) are furnished on behalf of the Board of Directors of Manhattan Associates, Inc., a Georgia corporation (the “Company” or “we”), for use at the Annual Meeting of Shareholders to be held on Friday, May 21, 2004, at 9:00 a.m., Atlanta, Georgia time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339. The Company intends to mail this Proxy Statement and the accompanying Proxy on or about April 26, 2004, to all shareholders entitled to vote at the Annual Meeting.

Shareholders Entitled to Vote

     Only holders of record of the Company’s $.01 par value per share common stock (the “Common Stock”) at the close of business on March 31, 2004 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2004, the Company had outstanding and entitled to vote 30,231,096 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Counting of Votes

     The purpose of the Annual Meeting is to consider and act upon the matters that are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed Proxy provides a means for a shareholder to vote upon all of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement. The enclosed Proxy also provides a means for a shareholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The Company’s Bylaws provide that Directors are elected by a plurality of the votes cast. Plurality means that the nominees who receive the most votes for the available directorships will be elected as Directors. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

     The accompanying Proxy also provides a means for a shareholder to vote for, against or abstain from voting on the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder’s directions. Ratification of the selection of independent auditors and approval of any other matters as may properly come before the meeting will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote at the meeting. Abstentions with respect to such proposals will have the same effect as a vote against the proposals. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to such proposals, but they will have the effect of reducing the number of affirmative votes required to approve the proposals, because they reduce the number of shares present or represented from which a majority is calculated.

Proxies

     When the enclosed Proxy is properly signed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors and in favor of the ratification of the selection of independent auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount and percent of shares of Common Stock that, as of March 31, 2004, are deemed under the rules of the Securities and Exchange Commission (the “Commission”) to be “beneficially owned” by each member of the Board of Directors of the Company, by each nominee to become a member of the Board of Directors, by each Named Executive Officer of the Company (as defined on page 9 herein), by all Directors and executive officers of the Company as a group, and by any person or “group” (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock.

	Common Stock
	Beneficially Owned (1)
	Number of	Percentage
	Shares of	of
Name of Beneficial Owner	Common Stock	Class
Richard M. Haddrill (2)	412,500	1.30%
Peter F. Sinisgalli	10,000	*
Jeffry W. Baum (3)	124,358	*
Jeffrey S. Mitchell (4)	80,252	*
Eric Peters (5)	43,744	*
Ramesh Srinivasan (6)	39,590	*
John J. Huntz, Jr. (7)	78,797	*
Brian J. Cassidy (8)	223,078	*
Paul R. Goodwin (9)	27,078	*
Thomas E. Noonan (10)	66,078	*
Deepak Raghavan (11)	298,110	1.00
Brown Capital Management, Inc. (12)	2,451,900	8.19
Goldman Sachs Asset Management, L.P. (13)	1,500,397	5.00
Massachusetts Financial Services Company (14)	3,463,930	11.17
Putman, LLC (15)	1,578,160	5.20
All executive officers and directors as a group (12 persons) (16)	1,440,647	4.60

*Less than 1% of the outstanding Common Stock.

(1)	For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding include (i) 30,231,096 shares outstanding as of March 31, 2004 and (ii) shares issuable by the Company pursuant to options held by the respective person or group that may be exercised within 60 days following March 31, 2004 (“Presently Exercisable Options”). Presently Exercisable Options are considered to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)	Includes 412,500 shares issuable pursuant to Presently Exercisable Options.

(3)	Includes 47,999 shares issuable pursuant to Presently Exercisable Options.

(4)	Includes 73,833 shares issuable pursuant to Presently Exercisable Options.

(5)	Includes 42,001 shares issuable pursuant to Presently Exercisable Options.

(6)	Includes 36,751 shares issuable pursuant to Presently Exercisable Options.

(7)	Includes 75,000 shares issuable pursuant to Presently Exercisable Options.

(8)	Includes 195,000 shares issuable pursuant to Presently Exercisable Options.

(9)	Includes 25,000 shares issuable pursuant to Presently Exercisable Options.

(10)	Includes 65,000 shares issuable pursuant to Presently Exercisable Options.

(11)	Includes 146,793 shares held by a limited partnership controlled by Mr. Raghavan, the 99% limited partnership interest of which is owned by a trust for the benefit of his descendants, 6,000 shares held by Mr. Raghavan for the benefit of his minor child, 413 shares held by Mr. Raghavan’s wife, and 3,826 shares held by a trust controlled by Mr. Raghavan’s wife. Also includes 40,000 shares issuable pursuant to Presently Exercisable Options. Mr. Raghavan disclaims beneficial ownership of the shares held by the limited partnership that are allocable to the interest held by the trust, the shares held for the benefit of his child, the shares held by his wife, and the shares held by the trust controlled by his wife.

(12)	Based on an Amendment to Schedule 13G filed with the Securities and Exchange Commission on February 11, 2004, by Brown Capital Management, Inc., an investment advisor. Includes 2,451,900 shares owned by various investment advisory clients of Brown Capital Management, Inc., which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. In all cases, persons other than Brown Capital Management, Inc. have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares and no individual client holds more than five percent of the class. The address of Brown Capital Management, Inc. is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(13)	Based on an Amendment to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004 by Goldman Sachs Asset Management, L.P., an investment advisor. Includes 945,612 shares owned by various investment advisory clients of Goldman Sachs Asset Management, L.P., which disclaims beneficial ownership of any securities managed on its behalf by third parties. The address of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, New York 10005.

(14)	Based on an Amendment to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004 by Massachusetts Financial Services Company, an investment advisor. Includes 3,346,930 shares owned by various non-reporting entities of Massachusetts Financial Services Company which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. The address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts 02116.

(15)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004 by Putman, LLC d/b/a Putman Investments, an investment advisor. Putman Investments, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., owns two registered investment advisors: Putman Investment Management, LLC, which is the investment advisor to the Putman family of mutual funds and The Putman Advisory Company, LLC, which is the investment advisor to Putman’s institutional clients. Both subsidiaries have a depository power over the shares as investment managers, but each of the mutual fund’s trustees have voting power over the shares held by each fund, and The Putman Advisory Company, LLC has shared voting power over the shares held by the institutional clients. The address of Putman Investments is One Post Office Square, Boston, Massachusetts 02109.

(16)	Includes 10,000 shares held by Mr. Sinisgalli; 76,359 shares held by Mr. Baum; 6,419 shares held by Mr. Mitchell; 1,743 shares held by Mr. Peters; 2,839 shares held by Mr. Srinivasan; 3,797 shares held by Mr. Huntz; 28,078 shares held by Mr. Cassidy; 2,078 shares held by Mr. Goodwin; 1,078 shares held by Mr. Noonan; 101,078 shares held by Mr. Raghavan; 146,793 shares held by a limited partnership controlled by Mr. Raghavan; 6,000 shares held by Mr. Raghavan’s child, who is a minor; 413 shares held by Mr. Raghavan’s wife; 3,826 shares held by a trust controlled by Mr. Raghavan’s wife; 6,395 shares held by Mr. Edward K. Quibell; and 1,043,751 shares issuable pursuant to Presently Exercisable Options.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

     At the Annual Meeting, two directors are to be elected for the terms described below. The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The Board is currently comprised of two Class I directors (Messrs. Goodwin and Cassidy), two Class II directors (Messrs. Haddrill and Raghavan) and two Class III directors (Messrs. Huntz and Noonan). At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors will expire upon the election and qualification of successor directors at the 2005, 2006 and 2004 annual meeting of shareholders, respectively. There are no family relationships among any of the directors or director nominees of the Company.

     The Board of Directors has adopted a policy statement that provides as follows: “[i]t is the policy of Manhattan Associates, Inc., in order to ensure full representation of the Company’s shareholders on the Board of Directors and to enhance the Company’s access to talented managerial advisors, that no non-employee director of the Company shall serve as a director for more than eight consecutive years and that each non-employee director when first elected to the Board of Directors (including after a period of non-service) shall serve only until the next annual meeting of shareholders, unless nominated by the Board of Directors prior to such meeting to be included in the Company’s staggered board in a manner determined by the Board of Directors.”

     Shares represented by executed Proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     The Board of Directors recommends a vote FOR each named nominee.

Nominees

Nominees to Serve as Class III Directors (Term Expires in 2007)

     The name and age, principal occupation or employment, and other data regarding each nominee to serve as a Class III director, based on information received from the respective nominees, are set forth below:

     John J. Huntz, Jr., age 53, has served as a member of our Board of Directors since January 1999. Mr. Huntz has served as Managing Director of Fuqua Ventures, LLC, a private equity investment firm since March 1998. Mr. Huntz served as Executive Vice President and Chief Operating Officer of Fuqua Enterprises, Inc., a company that manufactures health-care products, from August 1995 until March 1998 and as its Senior Vice President from March 1994 until August 1995. From September 1989 until January 1994, Mr. Huntz served as the Managing Partner of Noble Ventures International, Inc., a private international investment company. From 1984 until 1989, Mr. Huntz served as Director of Capital Resources for Arthur Young & Company, and from 1979 until 1984, Mr. Huntz was with Harrison Capital, Inc., a venture capital investment subsidiary of Texaco, Inc. Mr. Huntz founded and serves as President of the Atlanta Venture Forum, a risk capital network, and is a board member of the National Venture Capital Association. Mr. Huntz serves as a director of several of the portfolio companies of Fuqua Ventures, LLC. Mr. Huntz is also a member of the Securities and Exchange Commission Executive Committee on Small Business Capital Formation.

     Thomas E. Noonan, age 43, has served as a member of our Board of Directors since January 1999. Mr. Noonan has served as the President and member of the board of directors of Internet Security Systems, Inc., a provider of network security monitoring, detection and response software, since August 1995, and as its Chief Executive Officer and Chairman of the board of directors since November 1996. Prior to joining Internet Security Systems, Mr. Noonan served as Vice President, Sales and Marketing with TSI International, Inc., an electronic commerce company, from October 1994 until August 1995. From November 1989 until October 1994, Mr. Noonan held high-level sales and marketing positions at Dun & Bradstreet Software, a developer of enterprise business software.

Current Directors

     The members of the Board of Directors continuing in office as Class I directors, elected to serve until the 2005 Annual Meeting, are as follows:

     Brian J. Cassidy, age 58, has served as a member of our Board of Directors since May 1998. Mr. Cassidy was the co-founder of Webforia Inc., a developer and supplier of computer software applications, and served as Webforia’s Vice Chairman from April 1996 until February 2003. Prior to forming Webforia, Mr. Cassidy served as Vice President of Business Development of Saros Corporation, a developer of document management software, from January 1993 until March 1996. Prior to joining Saros Corporation, Mr. Cassidy was employed by Oracle Corporation, as Joint Management Director of European Operations and a member of the Executive Management Board from 1983 until 1988 and as Worldwide Vice President of Business Development from 1988 until 1990.

     Paul R. Goodwin, age 61, has served as a member of the Board of Directors since April 2003. Mr. Goodwin is currently employed as a consultant to CSX Corporation which, through its subsidiaries, operates the largest rail network in the eastern United States. Mr. Goodwin served as Vice-Chairman and Chief Financial Officer of CSX Corporation from April 2000 until June 2003 when he retired. From April 1995 until April 2000, Mr. Goodwin served as Executive Vice President – Finance and Chief Financial Officer of CSX Corporation. Mr. Goodwin started with CSX Corporation in 1965 and held various senior management positions with the company, including executive vice president and chief financial officer, senior vice president finance and planning, and executive vice president of finance and administration. Mr. Goodwin serves on the Board of Directors for the National Railroad Retirement Investment Trust, Horizon Lines LLC and Savannah Harbor Holdings LLC.

     The members of the Board of Directors continuing in office as Class II directors, elected to serve until the 2006 Annual Meeting, are as follows:

     Richard M. Haddrill, age 50, has served as our Chief Executive Officer since April 12, 2004 and as President and Chief Executive Officer and a member of our Board of Directors since October 1999. On July 1, 2004, Mr. Haddrill will become Vice Chairman of the Board of Directors. Mr. Haddrill previously worked for Powerhouse Technologies, Inc., a technology, services and gaming company where he served as Executive Vice President from December 1994 until September 1996 and as President, Chief Executive Officer and a member of the board of directors from September 1996 until June 1999, when Powerhouse was acquired by Anchor Gaming, a publicly traded gaming company that was acquired by International Game Technology in 2001. Prior to Powerhouse, Mr. Haddrill served as the President of international subsidiaries for Knowledgeware, Inc. and as a Partner and Managing Partner of the accounting firm of Ernst & Young LLP. Mr. Haddrill also served as a consultant and member of the board of directors of Anchor Gaming from June 1999 until October 1999. Mr. Haddrill also serves on the Board of Directors of Danka Business Systems PLC, a publicly traded office products company, Alliance Gaming Inc., a publicly traded company supplying technology to the gaming industry and OutlookSoft, Inc., a privately held business performance management software company.

     Deepak Raghavan, age 37, a founder of the Company, has served as a member of our Board of Directors since August 1998. Mr. Raghavan served as our Senior Vice President — Product Strategy from January 2001 until June 2002, as Senior Vice President and Chief Technology Officer from August 1998 until January 2001 and as Chief Technology Officer from our inception in October 1990 until August 1998. From 1987 until 1990, Mr. Raghavan served as a Senior Software Engineer for Infosys Technologies Limited, a software development company, where he specialized in the design and implementation of information systems for the apparel manufacturing industry. Since January 2003, Mr. Raghavan is enrolled as a full-time Graduate Student with the Department of Physics and Astronomy at Georgia State University, Atlanta, Georgia.

Executive Officers

     In addition to Richard M. Haddrill, the following individuals serve as our executive officers as of April 12, 2004:

     Peter F. Sinisgalli, age 48, has served as our Chief Operating Officer since April 12, 2004 and as our President since April 12, 2004. From April 2003 until February 2004, Mr. Sinisgalli served as President and Chief

Executive Officer of NewRoads, Inc., a provider of outsourced solutions for fulfillment and customer care to companies engaged in one-to-one direct commerce. From November 1996 until January 2003, Mr. Sinisgalli served as President and Chief Operating Officer of CheckFree Corporation, a leading provider of electronic billing and payment services. Mr. Sinisgalli also serves on the Board of Directors of Witness Systems, Inc., a global provider of performance optimization software and services.

     Edward K. Quibell, age 57, has served as our Senior Vice President and Chief Financial Officer since September 2002. From July 2002 until September 2002, Mr. Quibell served as Vice President and Managing Director of our European operations, and from October 2001 until July 2002, he served as our Vice President — Business Development. From August 1998 until September 2001, Mr. Quibell served as Vice President and Chief Financial Officer of CoreNet Services, Inc., a telecommunications infrastructure company. From April 1997 until July 1998, Mr. Quibell served as President and Chief Executive Officer of NewFields Resources, Inc., a provider of outsourced environmental services to the real estate industry. Prior to April 1997, Mr. Quibell was in the healthcare information systems industry, including serving as President of the international division of First Data Health Systems.

     Jeffry W. Baum, age 41, has served as our Senior Vice President - International Operations since January 2000. From February 1998 until January 2000, Mr. Baum served as our Vice President — International Business Development. From January 1997 until February 1998, Mr. Baum served as Vice President — Sales and Marketing of Haushahn Systems & Engineers, a warehouse management systems and material handling automation provider that is now known as Provia Software. From March 1992 until December 1996, Mr. Baum served as Senior Account Manager at Haushahn. Prior to that, Mr. Baum served in a variety of business development, account management and marketing positions with Logisticon, Inc. and Hewlett-Packard Company.

     Jeffrey S. Mitchell, age 36, has served as our Executive Vice President - Americas Sales and Marketing since January 2004. Previously, Mr. Mitchell served as our Senior Vice President – Sales Americas from February 2002 until December 2003, Senior Vice President — North American Sales from February 2001 until February 2002, Vice President — North American Sales from May 1999 until February 2001, Vice President — Sales from October 1998 until May 1999, Director of Sales from January 1998 until October 1998, and Sales Manager from April 1997 until January 1998. From April 1995 until April 1997, Mr. Mitchell was a sales representative for Intrepa, L.L.C. (formerly The Summit Group), a provider of warehouse and transportation management packages, which we acquired in October 2000. From May 1991 until April 1995, Mr. Mitchell served in various aspects of account management in the employer services division of Automatic Data Processing, Inc., providing outsource payroll and human resources solutions.

     Eric Peters, age 41, has served as our Executive Vice President, Strategy and Business Development since January 2004. From April 2002 to December 2003, Mr. Peters served as our Senior Vice President, Products and Strategy. From April 2001 until April 2002, Mr. Peters was founder and CEO of SilentTrust, an operating company of Accenture, Ltd. From September 1996 until March 2001, Mr. Peters held a variety of positions at Accenture, including Associate Partner in the company’s Supply Chain Strategy practice and membership in its Executive Global Leadership Committee for the distribution practice. Prior to that, Mr. Peters spent 12 years with the supply chain consulting firm Tompkins Associates, where he held a number of senior-level marketing, sales and consulting positions.

     Ramesh Srinivasan, age 44, has served as our Executive Vice President, Warehouse Management Systems (WMS) since January 2004. From April 1998 to December 2003, Mr. Srinivasan has served as our Director, Technical Project Management, Senior Director — iSeries Systems, Vice President — iSeries/Unix Systems and Senior Vice President, Technical Systems. Prior to joining Manhattan Associates, Mr. Srinivasan served as Director, MIS, at Bugle Boy Industries and as a Specialist Systems Analyst at Mattel Toys.

Board of Directors Meetings, Committees and Compensation

     The Board of Directors currently consists of six members, four of whom (Messrs. Huntz, Cassidy, Goodwin and Noonan) have been determined by the Board of Directors to be “independent” as that term is defined under the corporate governance rules of the NASDAQ Stock Market. In compliance with the NASDAQ corporate governance rules, the independent Directors of the Company conduct regularly scheduled meetings without the presence of non-independent directors or management.

     During 2003, the Board of Directors held four meetings. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served. Because we schedule our spring Board meeting in conjunction with the annual meeting of shareholders, our Directors are invited to the annual meeting of shareholders, and one Director attended our 2003 annual meeting.

     The non-employee Chairman of the Board of Directors receives an annual retainer of $150,000, payable on the first of each quarter. Non-employee members of the Board of Directors receive an annual retainer of $35,000 payable on the first of each quarter. All non-employee members of the Board of Directors received $1,500 for each board meeting attended in 2003 and $1,500 for each committee meeting held independently of a board meeting. In 2003, the Company granted stock options to purchase 20,000 shares of Common Stock to each non-employee director, except that Mr. Dabbiere, who served the Company as a non-employee Chairman of the Board from January 1, 2003 until April 24, 2003, was granted stock options to purchase 10,000 shares of Common Stock. Going forward, each non-employee director is entitled to a grant of stock options to purchase 5,000 shares of Common Stock at the beginning of each quarter during which he serves as a director. All of these options have an exercise price equal to the fair market value of the Common Stock on the date of grant, are exercisable immediately and have a term of ten years. In addition, the Company granted a one time grant of $50,000 of restricted stock to the non-executive Chairman and a one time grant of $30,000 of restricted stock to each other non-employee director, each vesting in equal installments over the remainder of the director’s present elected term. Any non-employee director who joins the Board of Directors in the future will be entitled to a one time grant of $30,000 of restricted stock, vesting in equal installments over the remainder of the director’s initial elected term.

     The Board of Directors has established three permanent committees that have certain responsibilities for our governance and management. Three of these committees were in place in 2003 and include the Audit Committee, the Compensation Committee and the Nomination and Governance Committee (the “Nominating Committee”). Prior to forming the Nominating Committee, we had no standing nominating or other committee performing similar functions, and the Board of Directors as a whole acted as a nominating committee to select nominees for election as directors. Charters for the Audit Committee and Nominating Committee can be found on our web site at www.manh.com.

     Audit Committee. During 2003, the Audit Committee consisted of Messrs. Huntz, Goodwin and Noonan. Mr. Huntz serves as chairman of the committee. The Board of Directors has determined that each member of the Audit Committee meets the independence and experience requirements applicable to members of the Audit Committee of a NASDAQ-traded company, as well as the Audit Committee independence standards established by the SEC. Further, the Board has determined that Messrs. Huntz, Goodwin and Noonan are “Audit Committee Financial Experts,” as defined by the rules of the SEC. The Audit Committee recommends the selection of our independent auditors, reviews the scope of the audit to be conducted by them, as well as the results of their audit, reviews the scope of our internal system of controls, appraises our financial reporting activities (including our proxy statement and annual report) and the accounting standards and principles followed. The Audit Committee also reviews and discusses with management and the independent auditors various topics and events that may have significant financial impact on the company, and reviews and discusses with management major financial risk exposure and steps management has taken to monitor and control such exposure. Additionally, the Committee reviews the adequacy and effectiveness of the Company’s internal controls, internal audit procedures, and disclosure controls and procedures, and management reports thereon. The Chairman of the Audit Committee is to be contacted by the Chief Financial Officer or the independent auditor to review items of a sensitive nature that can impact the accuracy of financial reporting, and to discuss significant issues relative to overall Board responsibility that have been communicated to management, but may warrant follow up to the Audit Committee. During the fiscal year ended December 31, 2003, the Audit Committee met four times.

     Compensation Committee. During 2003, the Compensation Committee consisted of Messrs. Noonan, Huntz and Goodwin. Mr. Noonan serves as chairman of the committee. Mr. Cassidy was elected to replace Mr. Goodwin as a member of the Compensation Committee effective April 20, 2004. The Board of Directors has determined that all members of the Compensation Committee meet the independence requirements of the NASDAQ corporate governance rules. The Compensation Committee approves the compensation and benefits of all of our executive officers, reviews general policies relating to compensation and benefits of our employees and makes recommendations concerning certain of these matters to the Board of Directors. The Compensation Committee also administers the Company’s stock option plans and establishes the terms and conditions of all stock options granted under these plans. During the fiscal year ended December 31, 2003, the Compensation Committee met 5 times.

     Nomination and Governance Committee. Established on July 17, 2003, our Nomination and Governance Committee (the “Nominating Committee”) consists of Messrs. Goodwin and Huntz. Mr. Goodwin serves as chairman of the committee. The Nominating Committee is appointed by the Board of Directors to identify and assist in recruiting outstanding individuals who qualify to serve as Board members and to recommend that the Board select a slate of director nominees for election by the Company’s shareholders at each annual meeting of the Company’s shareholders in accordance with the Company’s Articles of Incorporation, Bylaws and Georgia law; to recommend directors for appointment to each Board committee; to review the performance of the Board and its committees and make appropriate recommendations; and to oversee the Company’s corporate governance guidelines and periodically re-evaluate such corporate governance guidelines for the purpose of suggesting changes if appropriate. The Nominating Committee has adopted a written charter approved by the Board of Directors which has been posted in the Investor Relations section of our web site at www.manh.com.

     As appropriate, the Nominating Committee actively seeks, interviews and evaluates individuals qualified to become board members for recommendation to the Board, has the power to hire legal, accounting, financial or other advisors as they may deem necessary in their judgment, has the sole authority to retain and terminate any search firm to be used to identify director candidates and has sole authority to approve the search firm’s fees and other retention terms. In addition, the Nominating Committee periodically reviews the independence of each director, as such term is interpreted under the applicable provisions of the Securities Exchange Act of 1934 and the applicable rules of the Nasdaq National Market, periodically reviews and assesses the performance of the Board and its committees and report such assessment, including any recommendations for proposed changes, to the Board, periodically reviews and reassesses the adequacy of the Company’s corporate governance guidelines and recommends any proposed changes to the Board, periodically makes reports to the Board regarding the committee’s evaluation of the Board members, its committees and members thereof and the corporate governance guidelines of the Company, and periodically reviews and reassesses the adequacy of the Nominating Charter and recommend any proposed changes to the Board. During the fiscal year ended December 31, 2003, the Nominating Committee met once.

     In accordance with the provisions of our Articles of Incorporation and Bylaws, shareholders may directly nominate prospective director candidates by delivering to our Corporate Secretary certain information about the nominee (reflecting the disclosure requirements of the SEC’s proxy rules concerning nominees for directorships) no less than 90 days and no more than 120 days in advance of the first anniversary of the prior year’s annual meeting. The Nominating Committee has not adopted a formal policy with regard to consideration of any director candidate nominated by shareholders. The Nominating Committee believes that such a policy is not necessary or appropriate because of the shareholders’ ability to directly nominate director candidates for the Board.

Code of Ethics

     Our Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board of Directors, our executive officers and our employees. We have posted the policy in the Investor Relations section of our web site at www.manh.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Form 8-K, satisfy the disclosure requirement under Item 10 of Form 8-K by posting such information on our web site as necessary.

Executive Compensation

     Summary Compensation Table. The following table sets forth, for the three years ended December 31, 2003, the total compensation paid to or accrued for the Chief Executive Officer and other Executive Officers as defined under the rules of the Securities and Exchange Commission with the next highest total annual salary and bonus (collectively, the “Named Executive Officers”).

					Long Term
		Annual Compensation			Compensation
					Awards
						Number of
				Other	Restricted	Securities	All
				Annual	Stock	Underlying	Other
Name and Principal Position	Year	Salary	Bonus (1)	Compensation (2)	Awards	Options	Compensation
Richard M. Haddrill	2003	$357,305	$471,810	—	—	—	—
President, Chief Executive	2002	337,080	792,318	—	—	300,000	—
Officer and Director	2001	300,000	473,000	—	—	500,000	—

Jeffry W. Baum	2003	170,000	125,310	—	—	39,000	—
Senior Vice President-	2002	160,000	96,000	—	—	44,000	—
International Operations	2001	150,000	137,655	—	—	35,000	—

Jeffrey S. Mitchell	2003	190,000	199,160	—	—	125,000	—
Executive Vice President-	2002	162,500	186,715	—	—	101,000	—
Americas Sales and Marketing	2001	175,000	118,554	—	—	36,000	—

Eric Peters	2003	175,000	55,000	—	—	75,000	—
Executive Vice President-	2002	103,461	57,500	14,444 (3)	—	120,000	—
Strategy and Business Development	2001	—	—	—	—	—	—

Ramesh Srinivasan	2003	175,000	76,420	—	—	125,000	—
Executive Vice President-	2002	160,000	84,500	—	—	61,000	—
Warehouse Management Systems	2001	160,000	32,000	—	—	57,000	—

(1)	Bonuses represent amounts earned in the applicable year, regardless of whether such bonuses were paid prior to the end of such year.

(2)	In accordance with the rules of the Securities and Exchange Commission, other compensation received in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(3)	Represents relocation expenses paid in 2002.

Option Grants in Last Fiscal Year

     The following table sets forth all individual grants of stock options during the year ended December 31, 2003 to each of the Named Executive Officers:

	Individual Grants
					Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term (1)
	Options	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	Per Share	Date	5%	10%
Richard M. Haddrill	—	—	$—	—	$—	$—
Jeffry W. Baum	15,000	1.0	28.06	6/06/13	264,702	670,806
	24,000	1.6	27.77	12/16/13	419,146	1,062,198
Jeffrey S. Mitchell	25,000	1.6	28.06	6/06/13	441,170	1,118,010
	100,000	6.5	26.64	12/11/13	1,675,375	4,245,730
Eric Peters	25,000	1.6	28.06	6/06/13	441,170	1,118,010
	50,000	3.2	27.77	12/16/13	873,220	2,212,911
Ramesh Srinivasan	25,000	1.6	28.06	6/06/13	441,170	1,118,010
	100,000	6.5	27.39	12/26/13	1,722,542	4,365,261

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company’s stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of the Common Stock to date.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

     The following table summarizes the number of shares and value realized by each of the Named Executive Officers upon the exercise of options during the fiscal year ended December 31, 2003 and the value of the outstanding options held by the Named Executive Officers at December 31, 2003:

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares Acquired	Value	Options at Fiscal Year End		at Fiscal Year-End (2)
Name	on Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard M. Haddrill	42,030	$792,318	300,000	500,000	$884,500	$2,832,500
Jeffry W. Baum	242,001	4,813,346	40,499	85,500	80,006	253,960
Jeffrey S. Mitchell	60,000	986,780	58,000	239,000	164,880	911,815
Eric Peters	4,999	62,489	22,001	178,000	5,888	199,320
Ramesh Srinivasan	35,749	474,412	23,001	195,250	11,135	366,375

(1)	Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on the date of exercise of the options and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the net amount of cash received by such individuals is dependent on the price of the Common Stock at the time of such sale, as well as federal and state income taxes and other expenses of option exercises and sales of stock.

(2)	Based on the fair market value of the Common Stock as of December 31, 2003 of $27.64 per share as reported on the Nasdaq National Market, less the exercise price payable upon exercise of such options.

Employment Agreements

     Mr. Haddrill is a party to an employment agreement with the Company pursuant to which he received an annual base salary of $357,305 during 2003, and a performance-related bonus equal to 1.5% of the Company’s 2003 pre-tax operating income. Under the employment agreement, Mr. Haddrill received an option to purchase up to 500,000 shares of Common Stock, which vests in eight equal installments on the last day of the eight financial quarters of 2003 and 2004, and an option to purchase up to 300,000 shares of Common Stock, which vests in four installments between July 1, 2003 and January 1, 2005. Under the employment agreement, Mr. Haddrill will receive a base salary at an annual rate of $378,738 through June 30, 2004, at which time he will relinquish the role of Chief Executive Officer, become Vice Chairman of our Board of Directors and thereafter be compensated on the same terms as our other non-employee directors. Mr. Haddrill will receive a performance-related bonus equal to the greater of 0.75% of our pre-tax operating income during the first six months of 2004 or 1.5% of our 2004 pre-tax operating income. Under the agreement, as amended, Mr. Haddrill has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him during the course of his employment. In addition, Mr. Haddrill has agreed not to solicit the Company’s customers for a period of one year following his termination. Mr. Haddrill is eligible to receive two times his annual base salary upon termination. Mr. Haddrill is eligible to receive up to $1.2 million as reimbursement for certain taxes, if incurred, upon a change in control as defined in the agreement.

     Mr. Sinisgalli is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $350,000 and a performance related bonus targeted at $450,000 per year based on specific criteria as stated in his employment agreement. Mr. Sinisgalli has also received an option to purchase 400,000 shares of Common Stock which vests in 16 quarterly installments beginning June 30, 2004, and a grant of 10,000 shares of restricted Common Stock which vests in four equal annual installments beginning March 30, 2005. Mr. Sinisgalli is also entitled receive an option to purchase an additional 100,000 shares of Common Stock on April 1 of each year beginning in 2005 provided he is still employed as our President and Chief Executive Officer. Any such option will vest in 16 equal quarterly installments beginning on June 30 of the year of the grant. All of the options and restricted stock will vest upon a change in control of the Company. Under the agreement, Mr. Sinisgalli has also agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Sinisgalli has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination of his employment other than for cause or at the expiration of the agreement’s term, Mr. Sinisgalli is eligible to receive eighteen months of his base salary.

     Mr. Quibell is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $175,000, with a performance related bonus targeted at $120,000 per year based on specific criteria as stated in his employment agreement. In addition, Mr. Quibell has received stock option grants totaling 98,000 shares. All of the options will vest upon a change in control of the Company. Under the agreement, Mr. Quibell has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Quibell has agreed not to solicit the Company’s customers for a period of one year following any termination. Mr. Quibell is eligible to receive six months of his base salary in the event of termination as defined in the agreement.

     Mr. Baum is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $150,000, with a performance related bonus targeted at $200,000 per year based on specific criteria as stated in his employment agreement. In addition, Mr. Baum received stock option grants under the agreement totaling 240,000 shares. Under the agreement, Mr. Baum has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Baum has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination, Mr. Baum is eligible to receive twelve months of his base salary in the event of termination as defined in the agreement and will have 30 days in which to exercise his vested stock options.

     Mr. Mitchell is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $150,000, with a performance related bonus targeted at $150,000 per year based on specific objective and subjective criteria as stated in his employment agreement. In addition, Mr. Mitchell received stock option grants under the agreement totaling 160,000 shares. Under the agreement, Mr. Mitchell has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Mitchell has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination of employment within the first two years of employment, Mr. Mitchell is eligible to receive six months of his base salary in the event of termination as defined in the agreement and will have 30 days in which to exercise his vested stock options.

     Mr. Peters is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $150,000, with a performance related bonus targeted at $100,000 per year based on specific criteria as stated in his employment agreement. In addition, Mr. Peters has received stock option grants totaling 100,000 shares vesting in five equal installments over five years. Under the agreement, Mr. Peters has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Peters has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination, Mr. Peters is eligible to receive six months of his base salary in the event of termination as defined in the agreement.

     Mr. Srinivasan is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $250,000, and for fiscal years 2004 and 2005 a performance related bonus targeted at $350,000 per year based on specific criteria as stated in his employment agreement. Mr. Srinivasan shall also receive a one-time bonus of $112,000 in 2004, which shall be paid in two equal installments on March 31, 2004 and June 30, 2004. In addition, Mr. Srinivasan has received stock option grants totaling 100,000 shares. Under the agreement, Mr. Srinivasan has also agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Srinivasan has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination, Mr. Srinivasan is eligible to receive six months of his base salary in the event of termination as defined in the agreement.

Stock Option Plans

     The following table provides information regarding the Company’s equity compensation plans as of December 31, 2003:

Equity Compensation Plan Information

	Number of securities to	Weighted-average	Number of securities remaining
	be issued upon exercise	exercise price of	available for future
	of outstanding options,	outstanding options,	issuance under
Plan Category	warrants and rights	warrants and rights	equity compensation plans
Equity compensation plans approved by security holders	6,328,442	$21.08	1,023,224
Equity compensation plans not approved by security holders	—	—	—
Total	6,328,442	$21.08	1,023,224

     Manhattan Associates, LLC Option Plan. The Manhattan Associates, LLC Option Plan (the “LLC Option Plan”) became effective on January 1, 1997. The aggregate number of shares reserved for issuance under the LLC Option Plan was 5,000,000 shares. The purpose of the LLC Option Plan was to provide incentives for key employees, officers, consultants and directors to promote the success of Manhattan and to enhance the Company’s ability to attract and retain the services of such persons. Options granted under the LLC Option Plan were not options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Since February 28, 1998, no additional options could be granted pursuant to the LLC Option Plan.

     As of March 31, 2004, there were outstanding options to purchase 402,576 shares of Common Stock under the LLC Option Plan at a weighted average exercise price of $4.20 per share.

     Stock Incentive Plan. The Manhattan Associates, Inc. Stock Incentive Plan (the “Stock Incentive Plan”) was adopted by the Board of Directors and approved by the Company’s shareholders in February 1998. As amended to date, up to 13,603,085 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events), less the number of shares issued under the LLC Option Plan, may be issued pursuant to stock options and other stock incentives granted under the Stock Incentive Plan. The number of shares available for issuance under the Stock Incentive Plan is automatically adjusted, without shareholder approval, on the first day of each fiscal year, by a number of shares such that the total number of shares reserved for issuance under the Stock Incentive Plan equals the sum of (i) the aggregate number of shares previously issued under the Stock Incentive Plan and the LLC Option Plan; (ii) the aggregate number of shares subject to then outstanding stock incentives granted under the Stock Incentive Plan and the LLC Option Plan; and (iii) 5% of the number of shares of Common Stock outstanding on the last day of the preceding fiscal year. However, no more than 1,000,000 of the shares available for grant each year shall be available for issuance pursuant to incentive stock options, and no more than 10,000,000 shares resulting from such automatic adjustments may ever be issued during the term of the Stock Incentive Plan. On January 1, 2004, the number of shares of Common Stock available for issuance under the Plan automatically increased 1,157,565 shares to 13,603,085 shares pursuant to this provision. As of March 31, 2004, there were outstanding options or other stock incentives to acquire 6,975,823 shares of Common Stock under the Stock Incentive Plan at a weighted average exercise price of $24.45 per share.

     The Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and stock appreciation rights (“SARs”, and, together with the other options and incentives, “Awards”). Officers, employees, directors, advisors and consultants of the Company and its subsidiaries are eligible to be granted Awards under the Stock Incentive Plan. Under present law, however, incentive stock options may be granted only to employees. The granting of Awards under the Stock Incentive Plan is discretionary. The Company will be required to recognize compensation expense over the vesting period of any SARs granted.

     Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, incentive stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the Company’s voting power). The Stock Incentive Plan permits the payment of the exercise price of options to be in the form of cash, or if the individual option agreement so provides, by surrender to the Company of shares of Common Stock or by a cashless exercise through a brokerage transaction.

     The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. The committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Stock Incentive Plan generally and to interpret the provisions thereof. The Committee may amend, modify or terminate any outstanding Award and with respect to new Awards will determine:

•	the number of shares of Common Stock covered by options, restricted stock awards or SARs and the dates upon which such options or SARs become exercisable;

•	the exercise price of options and SARs and the purchase price, if any, of restricted stock;

•	the duration of options and SARs; and

•	the conditions and duration of restrictions on restricted stock.

     No Award may be made under the Stock Incentive Plan after February 2008, but Awards previously granted may extend beyond that time. The Board of Directors may at any time terminate the Stock Incentive Plan. Any such termination will not affect outstanding options, restricted stock or SARs.

     Other Options. In addition to options issued under the LLC Option Plan and the Stock Incentive Plan, as of March 31, 2004, there were outstanding options to purchase an aggregate of 58,458 shares of Common Stock to employees outside of the LLC Option Plan and the Stock Incentive Plan at a weighted average exercise price of $0.56 per share.

Limitation of Liability and Indemnification of Officers and Directors

     The Company’s Articles of Incorporation provide that the liability of the directors to the shareholders for monetary damages shall be limited to the fullest extent permissible under Georgia law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

     The Company’s Bylaws provide that the Company will indemnify each of its officers, directors, employees and agents to the extent that he or she is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the Company, against reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding; provided, however, that no indemnification shall be made for:

•	any appropriation, in violation of his or her duties, of any business opportunity of the Company;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any liability under Section 14-2-832 of the GBCC, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions; or

•	any transaction from which he or she derived an improper personal benefit.

The Company has entered into indemnification agreements with certain officers and directors providing indemnification similar to that provided in the Bylaws.

Compensation Committee Interlocks and Insider Participation

     The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2003: John J. Huntz, Jr., Paul R. Goodwin and Thomas E. Noonan. To the Company’s knowledge, there were no interlocking relationships involving members of the Compensation Committee or other directors requiring disclosure in this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. To the Company’s knowledge, all directors, executive officers and 10% shareholders complied during 2003 and 2004 with all applicable Section 16(a) filing requirements except late filings to report stock option grants to Messrs. Cassidy, Hardesty, Huntz, Noonan and Raghavan on Form 4s in February 2003, to report stock option grants to Messrs. Baum and Mitchell on Form 5s, to report stock option grants to Mr. Mitchell on a Form 4 in February 2004 and to report stock option grants to Messrs. Baum, Quibell, Mitchell, Peters and Srinivasan in March 2004 on Form 4s. Each of these transactions have been reported subsequently.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

     The Compensation Committee of the Company’s Board of Directors (the “Committee”) has furnished the following report on Executive Compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of the Company’s compensation program for executive officers and other key employees, and the basis on which the 2003 compensation was determined for the executive officers of the Company, with particular detail given to the 2003 compensation for the Company’s Chairman of the Board and Chief Executive Officer.

Compensation of Executive Officers Generally

     The Committee is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers and for administering the Company’s Stock Incentive Plan. The Committee is currently comprised of three non-employee directors: Messrs. Noonan

(Chairman), Huntz and Goodwin. The Committee’s overall objective is to establish a compensation policy that will (i) attract, retain and reward executives who contribute to achieving the Company’s business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company’s long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company’s compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following: (i) base salary; (ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; and (iv) other benefits. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.

     Base Salary. Base Salary levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Committee generally takes into account the Company’s past financial performance and future expectations, as well as the performance of the executives and changes in the executives’ responsibilities.

     Incentive Bonuses. The Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year. These bonuses are awarded based on a combination of the Company achieving certain corporate performance objectives and individual goals for each respective executive officer.

     Equity Incentives. Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company’s financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individual’s actual and/or potential contributions to the Company and the Company’s financial performance. Stock options are designed to align the interests of the Company’s executive officers with those of its shareholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the shareholder’s return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. During the fiscal year ended December 31, 2003, options to purchase an aggregate 384,000 shares of Common Stock were granted to the Company’s executive officers.

     Other Benefits. Benefits offered to the Company’s executive officers are provided to serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company’s executive officers are substantially the same as those offered to all of the Company’s regular employees. In 1995, the Company established a tax-qualified deferred compensation 401(k) Savings Plan (the “Plan”) covering all of the Company’s eligible full-time employees. Under the Plan, participants may elect to contribute, through salary reductions, up to 18% of their annual compensation subject to a statutory maximum. The Company provides additional matching contributions in the amount of 50% up to the first 6% contributed under the Plan. The Plan is designed to qualify under Section 401 of the Internal Revenue Code so that the contributions by employees or by the Company to the Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the Plan, and so that contributions by the Company will be deductible by the Company when made.

Compensation of the Chief Executive Officer

     The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the Company’s performance. Richard M. Haddrill has served as the Company’s Chief Executive Officer since October 1999. For the fiscal year ending December 31, 2003, Mr. Haddrill’s compensation plan included an annual base salary of

$357,305 and a bonus of $471,810 based on certain financial criteria of the Company. The Committee believes the compensation paid to Mr. Haddrill was reasonable.

Policy with Respect to Qualifying Compensation for Deductibility

     Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and its other four most highly compensated executive officers. The Company has not established a policy with regard to Section 162(m) of the Code, because the Company does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

Compensation Committee

Thomas E. Noonan, Chairman John J. Huntz, Jr. Paul R. Goodwin

STOCK PERFORMANCE GRAPH

     The following line-graph provides a comparison of the cumulative total shareholder return on the Common Stock for the period from December 31, 1998, through December 31, 2003, against the cumulative shareholder return during such period achieved by The Nasdaq Stock Market (U.S. Companies) (“Nasdaq US”) and the Index for Nasdaq Listed Supply Chain Solution Provider Stocks (the “Peer Group”). The graph assumes that $100 was invested on December 31, 1998 in the Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

     The Stock Performance Graph shall not be deemed incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

RELATED PARTY TRANSACTIONS

     During 2003, David K. Dabbiere, a brother of Alan J. Dabbiere, was employed by the Company as Senior Vice President, Chief Legal Officer and Secretary and received aggregate payments of $200,250 in that capacity. In addition, the Company granted options to purchase 15,000 shares of Common Stock at $27.77 per share to Mr. Dabbiere during 2003. The compensation paid to David Dabbiere was comparable to compensation that would have been paid to an unaffiliated person performing similar duties.

     During the year ended December 31, 2003, the Company purchased software and services for approximately $250,000 from Internet Security Systems, Inc., whose President, CEO and Chairman of the Board is Thomas E. Noonan, a member of our Board of Directors. The rates, terms and consideration of the transaction approximated those with unrelated parties.

     During the year ended December 31, 2003, the Company sold software and services for approximately $400,000 to Bridge Technology Corporation, whose Chief Executive Officer is Ron Dabbiere, a brother of Alan J. Dabbiere. The rates, terms and consideration of the transaction approximated those with unrelated parties.

AUDIT COMMITTEE REPORT

     The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent auditors. In this regard, the Audit Committee pre-approves all audit services and non-audit services to be provided to the Company by its independent auditor. The Audit Committee may delegate to one or more of its members the authority to grant the approvals. The decision of any member to whom authority is delegated to approve services to be performed by the Company’s independent auditors is presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent auditor.

     The Audit Committee of the Board of Directors currently consists of Messrs. Huntz (Chairman), Goodwin and Noonan, all of whom meet the independence requirements of The Nasdaq Stock Market, Inc. During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Audit Committee, which was approved by both the Audit Committee and the full Board on June 30, 2000. The complete text of the charter is attached as “Annex A” hereto.

     In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent auditors. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     With respect to the Company’s independent auditors, the Audit Committee, among other things, discussed with Ernst & Young LLP, matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Audit Committee

John J. Huntz, Jr., Chairman Paul R. Goodwin Thomas E. Noonan

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2

RATIFICATION AND SELECTION OF INDEPENDENT AUDITORS

     In April 2004, the Board of Directors appointed the accounting firm of Ernst & Young LLP to serve as its independent auditor for the fiscal year ending December 31, 2004. The appointment of this firm was recommended to the Board by its Audit Committee. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     On April 24, 2002, the Board of Directors, upon recommendation of the Audit Committee, dismissed Arthur Andersen LLP as the Company’s independent auditors. The dismissal of Arthur Andersen occurred simultaneously with the Company’s initial engagement of Ernst & Young LLP. Arthur Andersen’s reports on the Company’s financial statements for fiscal years 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000 and through the date of Arthur Andersen’s dismissal, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company’s financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. During the two most recent fiscal years and subsequent interim period prior to the Company’s engagement of Ernst & Young, the Company did not consult with Ernst & Young regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Audit and Non-Audit Fees

     The following table presents the aggregate fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the most recent fiscal year ended December 31, 2003 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the same fiscal year and fees billed for other services rendered by Ernst & Young LLP during those periods:

	2003	2002
Audit Fees (1)	$292,000	$219,000
Audit Related Fees (2)	480,000	117,000
Tax Fees (3)	210,000	104,000
All Other Fees (4)	—	—

TOTAL FEES	$982,000	$440,000

(1)	Audit fees consisted of charges related to audit work performed in preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit-related fees consisted of charges principally related to professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements.

(3)	Tax fees consisted of charges principally related to services associated with tax compliance, tax planning and tax advice.

(4)	All other fees include charges for products and/or services other than those described above.

     The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independent auditor’s independence.

     The Board of Directors recommends a vote FOR ratification of the selection of independent auditors.

SHAREHOLDER PROPOSALS

     Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 2005 Annual Meeting of Shareholders must be received by the Company no later than December 29, 2004 if any such proposal is to be eligible for inclusion in the Company’s proxy materials for its

2005 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

     In order for a shareholder to bring any business or nominations before the Annual Meeting of Shareholders, certain conditions set forth in Sections 2.14 and 3.8 of the Company’s Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 30 days prior to the meeting as originally scheduled.

Communication with Directors

     We have established procedures for shareholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the board by email at: investor_relations@manh.com or by mail at: Manhattan Associates, Inc. Board of Directors, 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339. All communications made by this means will be received directly by the Chairman of the Audit Committee.

FORM 10-K EXHIBITS

     We have included with this Proxy Statement a copy of our Form 10-K report for fiscal year 2003, including the financial statements, schedule and list of exhibits. We will mail without charge, upon written request, a copy of our Form 10-K exhibits. Requests should be sent to Manhattan Associates, Inc., 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339. They are also available, free of charge, at the SEC’s web site, www.sec.gov.

OTHER MATTERS

     Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of the Company and shareholders.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ David K. Dabbiere

David K. Dabbiere
Secretary

Annex A

MANHATTAN ASSOCIATES, INC.

AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. “Independent” means a Director who meets the National Board of Securities Dealer definition of “independence” as determined by the Board of Directors.

STATEMENT OF POLICY

     The Audit Committee shall represent and provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board of Directors, the independent auditor, and the financial Management of the corporation.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board of Directors and the shareholders of the corporation that the accounting and reporting practices of the corporation are in accordance with all regulatory, statutory and generally accepted requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

•	Meet four times per year at a minimum, or more frequently as circumstances require. The Committee may ask members of Management or others to attend meetings and provide pertinent information as necessary.

•	Confirm and assure the independence of the independent auditor.

•	Evaluate and appoint the independent auditor to audit the financial statements of the corporation and its subsidiaries, as well as recommend such independent auditor’s retention or discharge.

•	Meet with the independent auditor and financial Management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditor.

•	Inquire of Management and the independent auditor about significant risks or exposures and assess the steps Management has taken to minimize such risk to the corporation.

•	Meet as necessary with the independent auditor and Management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

•	Review with the independent auditor and financial Management of the Corporation, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of internal control procedures or particular areas where new or more effective and/or efficient controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review policy statements of the corporation to determine adherence to the code of conduct.

•	Review the financial statements contained in the annual report to shareholders with Management and the independent auditor to determine that the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the independent auditor to meet with the members of the Audit Committee without members of Management present. The items to be discussed in these meetings are the independent auditor’s evaluation of the corporation’s financial and accounting personnel, and the cooperation that the independent auditor received during the course of the audit.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	Review with Management and the independent auditor the interim financial reports before filing with the SEC or other regulators.

•	Review policies and procedures with respect to Officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditor.

•	Review and recommend any updates to the Committee’s charter annually.

2

Manhattan Associates, Inc.
230 Windy Ridge Parkway
Suite 700
Atlanta, Georgia 30339

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Richard M. Haddrill and David K. Dabbiere, Esq., and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of Manhattan Associates, Inc. held of record by the undersigned on March 31, 2004, at the annual meeting of Shareholders to be held on May 21, 2004 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

      Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Please date and sign on reverse)

(Continue on reverse side)

     The shares represented by this Proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.

I PLAN TO ATTEND MEETING ☐

The Board of Directors Recommends a vote “FOR all nominees” in Proposal 1 and “FOR” Proposal 2.

PROPOSAL 1 — Election of the following Nominees as Directors:	NOMINEES: John J. Huntz, Jr. Thomas E. Noonan

☐ FOR all Nominees listed at right (except as marked to the contrary)	(INSTRUCTION: To withhold authority to vote any individual

☐ WITHHOLD for all Nominees listed at right	nominee, strike a line through the nominee’s name above.)

PROPOSAL 2 — Approval of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

Date

Signature

Signature if held jointly

Please mark, date and sign as your name appears above and return in the enclosed envelope.